UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 4, 2008, 'Ohana Health Plans, Inc. ("'Ohana"), a wholly-owned subsidiary of the Registrant, was awarded a contract (the "QExA Contract") to participate in the Hawaii QUEST Expanded Access ("QExA") program to provide Medicaid managed care services to Hawaii's Medicaid aged, blind and disabled members who are currently receiving services through the fee-for-service system.  Under the QExA Contract, 'Ohana will arrange for the provision of members' primary, acute and long term care services.  The QExA Contract is effective February 1, 2008 until June 30, 2011.  'Ohana is expected to begin providing services to members commencing November 1, 2008.  A copy of the QExA Contract is attached as exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the QExA Contract.  The above description is qualified in its entirety by reference to the QExA Contract.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission.  The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

None.

(b)  Pro Forma Financial Information.

None.

(c)  Shelf Company Transaction.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1
State of Hawaii Contract for Health and Human Services Competitive Purchase of Services (Contract No. DHS-08-MQD-5129) by and between State of Hawaii Department of Human Services and 'Ohana Health Plans, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
State of Hawaii Contract for Health and Human Services Competitive Purchase of Services (Contract No. DHS-08-MQD-5129) by and between State of Hawaii Department of Human Services and 'Ohana Health Plans, Inc.